For Immediate Release
Contact Clare Eckert: 401-855-2601
May 9, 2012

AUXILIO Receives Working Capital Line of Credit from Avidbank

                Mission Viejo, CA – May 9, 2012 – AUXILIO, Inc. (AUXO.OB), the health care industry’s leader in Managed Print Services (MPS), announced that Avidbank of Palo Alto, CA will fund a $2M line of credit for working capital purposes which will support its burgeoning growth in the U.S. health care industry.

                “AUXILIO is pleased to have established a financial relationship with Avidbank which truly understands our accelerated growth,” said Joseph J. Flynn, President and CEO of AUXILIO. “This financing gives us the flexibility to execute on our business strategy as more health care organizations turn to our company to support their cost-reduction goals by implementing our MPS program.”

                "I am pleased that we were able to put this facility in place for AUXILIO," said Mike Hansen, Executive Vice President of Avidbank. "They are a leader in their market and we look forward to being a part of their long-term success."

                AUXILIO has experienced mounting and consistent growth in the U.S. health care industry due to the company’s unique health care exclusive and vendor neutral position in the MPS industry.  The company is at the forefront of providing hospitals with specialized knowledge of urgent care print environments that ensures cost reduction, assistance with e-records execution and on-site planning as a strategy partner to reduce volume substantially. Recently, it was recognized by its peers as a “true pioneer” in the MPS industry for its work in hospitals, and cited as a best-of-breed independent document management service provider for its “risk-free model, with no upfront costs and advanced skill and knowledge of EMR readiness strategies for health care” organizations seeking best practices to control costs and manage existing hardware and software investments.

About AUXILIO, Inc.
AUXILIO, Inc. is the pioneer of managed print services for the health care industry, working exclusively with hospitals and hospital systems throughout the United States.  We are vendor independent and provide intelligent solutions, a risk free program and guaranteed savings. AUXILIO assumes all costs related to print business environments through customized, streamlined and seamless integration of services at predictable fixed rates that are unmatched in the industry. We work collaboratively to assist our health care-partners in the delivery of quality patient care.  The service and solutions provided by our on-site Centers of Excellence professional print strategy consultants deliver unparalleled customer service across the industry. For more information about AUXILIO, visit www.auxilioinc.com.

About Avidbank
Our goal at Avidbank is to advance our clients’ success by offering innovative financial solutions and service. Our experienced people provide a unique and individualized banking experience based on mutual effort, ingenuity and trust, creating long-term banking relationships. Avidbank specializes in the following markets: commercial and industrial, corporate finance, technology and asset-based lending, real estate construction, commercial real estate lending and real estate bridge financing.

Forward Looking Statements
This release contains certain forward-looking statements relating to the business of AUXILIO, Inc. that can be identified by the use of forward-looking terminology such as ``believes,'' ``expects,'' “anticipates,” “may” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product/services development, long and uncertain sales cycles, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, future capital requirements, competition from other providers, the ability of our vendors to continue supplying the company with equipment, parts, supplies and services at comparable terms and prices and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. AUXILIO, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.